Exhibit 99.2

               AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                            ATX COMMUNICATIONS, INC.


I. AUTHORITY

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of ATX Communications, Inc. (the "Company") is established pursuant to Article III,
Section 9 of the Company's Bylaws (the "Bylaws") and vested with the authority, responsibility and specific powers as described below in this charter (the "Charter"). The Bylaws and this Charter govern the operation of the Committee; in the event of a conflict, the terms of the Bylaws shall govern.

The Committee shall be comprised of two or more directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II. PURPOSE OF THE COMMITTEE

The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries.

The Committee shall oversee the audit efforts of the Company's independent auditors and internal auditors and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Company's auditors are independent of the Company's financial and senior management (the "Management"). It is the objective of the Committee to maintain free and open means of communication among the Board, the Company's independent auditors, the Company's internal auditors and Management.

III. COMPOSITION OF THE COMMITTEE

        (a) The Chairman of the Committee shall be an "independent director" within the meaning of the rules of the NASD, Inc. and, as such, shall be free from any relationship that may interfere with the exercise of his or her judgment as a member of the Committee.

        (b) All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. "Financial literacy" shall be determined by the Board in the exercise of its business judgment, and shall



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                include an ability to read and understand  fundamental financial statements. Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Company or an outside consultant or firm.

        (c) At least one member of the Committee shall have accounting or related financial management expertise, as such qualification may be determined in the business judgment of the Board. This requirement shall be deemed satisfied by past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with investment expertise and/or financial oversight responsibilities.

        (d) The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. A member's resignation or removal from the Board, for any reason, shall mean automatic resignation from the Committee. If a member of the Committee resigns from the Board, a successor may be appointed by the Chairman to serve until the next annual organizational meeting of the Board. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board.

IV. MEETINGS OF THE COMMITTEE

The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster free and open communications, the Committee shall meet at least annually with Management, the head of the Company's internal auditing department and the Company's independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee (or the Chairman) should meet or confer with the Company's independent auditors and Management quarterly to review the Company's periodic financial statements prior to their filing with the Securities and Exchange Commission (the "SEC"). The Chairman should work with the Company's Chief Financial Officer and Management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of Management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee's activities and provide copies of such minutes to the Board.

V. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee shall review and reassess annually the adequacy of the Charter. The Charter must specify: (a) the scope of the Committee's responsibilities and its powers to carry out such responsibilities, (b) the ultimate accountability of the Company's independent

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auditors to the Board and the Committee, (c) the responsibility of the Committee and the Board for the selection, evaluation and replacement of the Company's independent auditors, (d) that the Committee is responsible for ensuring that the Company's independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between such independent auditors and the Company, (e) that the Committee is responsible for actively engaging in a dialogue with the Company's independent auditors and (f) that the Committee is responsible for making recommendations to the Board of appropriate action to ensure the independence of the Company's independent auditors.

The following functions shall be the ordinary recurring activities of the Committee in carrying out its responsibilities and duties. These functions are set forth as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. In connection therewith the Committee shall:

Selection and Evaluation of Independent Auditors

     (a) Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Company and its subsidiaries for each fiscal year;

     (b) Pre-approve the retention of the Company's independent auditors for any audit and non-audit services;

     (c)  Review  and  approve  the  Company's   independent   auditors'  annual
          engagement letter, including the proposed fees contained therein;

     (d) Review the performance of the Company's independent auditors and make recommendations to the Board regarding the replacement or termination of the Company's independent auditors when circumstances warrant;

     (e) Oversee the independence of the Company's independent auditors by, among other things:

          (i) requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement, consistent with Independence Standards Board Standard No. 1, delineating all relationships between the independent auditors and the Company; and

          (ii) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors' independence;

     (f) Instruct the Company's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are


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          responsible  for the selection  (subject to stockholder  approval,  if required by the Board), evaluation and termination of the Company's independent auditors;

Oversight of Annual Audit and Quarterly Reviews

     (g) Review and accept, if appropriate, the annual audit plan of the Company's independent auditors, including the scope of audit activities, and monitor such plan's progress and results throughout the applicable year;

     (h) Confirm through private discussions with the Company's independent auditors and Management that no management restrictions are being placed on the scope of the Company's independent auditors' work;

     (i) Review the results of the year-end audit of the Company, including (as applicable):

        (i)     the  audit  report,  the  published  financial  statements,  the management representation letter, the "Memorandum Regarding Accounting Procedures and Internal Control" or similar memorandum prepared by the Company's independent auditors (the "Memorandum"), any other pertinent reports and Management's responses concerning the Memorandum;

        (ii) the qualitative judgments of the Company's independent auditors about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates;

        (iii)   the   methods   used  to   account   for   significant   unusual
                transactions;

        (iv) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

        (v)     Management's   process  for  formulating   sensitive  accounting
                estimates and the reasonableness of these estimates;

        (vi)    significant recorded and unrecorded audit adjustments;

        (vii) anymaterial accounting issues among Management, the Company's internal auditing department and the Company's independent auditors; and

        (viii) other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the Company's independent auditors;


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     (j)  Review with  Management  and the Company's  independent  auditors such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

     (k) Confirm that the Company's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Company's independent auditors;

Oversight of Financial Reporting Process and Internal Controls

     (l)  Review the adequacy and effectiveness of the Company's  accounting and
          internal   control   policies  and  procedures   through  inquiry  and
          discussions with the Company's independent auditors and Management;

     (m) Review with Management the Company's administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and codes of conduct;

     (n) Review with Management and the Company's independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control;

     (o) Receive periodic reports from the Company's independent auditors and Management to assess the impact on the Company of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board, the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Company;

     (p) Establish and maintain free and open means of communication between and among the Board, the Company's independent auditors, the Company's internal auditing department and Management;

Other Matters

     (q) Meet annually with the Company's general counsel and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company;

     (r) Prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) of the Company commencing after December 15, 2000 which states, among other things, whether:

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        (i)     the  Committee has reviewed and discussed  with  Management  the audited financial statements to be included in the Company's Annual Report on Form 10-K;

        (ii) the Committee has discussed with the Company's independent auditors the matters that such auditors are required to discuss with the Committee pursuant to the ABS Statement on Auditing Standard No. 61, as modified or supplemented;

        (iii) the Committee has received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with such auditors their independence; and

        (iv)    based on the review and  discussions  described  in  subsections
                (i), (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC;

     (s) Obtain from the Company's independent auditors assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated;

     (t) Conduct or authorize investigations into any matters within the Committee's scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and

     (u) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee shall:

     (a)  Report regularly to the Board on its activities, as appropriate;

     (b)  Exercise  reasonable   diligence  in  gathering  and  considering  all
          material information;

     (c) Understand and weigh alternative courses of conduct that may be available;

     (d) Focus on weighing the benefit versus the harm to the Company and its stockholders when considering alternative recommendations or courses of action;

     (e) If the Committee deems it appropriate, secure independent expert advice and understand the expert's findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

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     (f)  Provide  Management,   the  Company's  independent  auditors  and  the
          Company's internal auditors with appropriate opportunities to meet privately with the Committee.

VI. AMENDMENT AND COMPOSITION OF THE CHARTER

The Charter may be altered, amended or repealed, or a new Charter may be adopted, at any time, by the affirmative vote of a majority of all of the members of the Board.

In the event the Company becomes subject to the rules or regulations of any national securities exchange or association, the Committee shall review the Charter to ensure it complies with such rules or regulations, including those of the SEC applicable to those companies listed on such exchanges or associations, and amend its charter accordingly. In such event, the Committee shall review and reassess the adequacy of the Charter under such rules or regulations.

                                      * * *

While the Committee has the duties and responsibilities set forth in the Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between Management and the Company's independent auditors or to ensure that the Company complies with all laws and regulations.

                                      * * *

                                                      As revised on May 13, 2003


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